Exhibit 4.1

SIMON PROPERTY GROUP, L.P.

ISSUER

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

TWENTY-EIGHTH SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 17, 2012

$750,000,000  1.500% NOTES due 2018

SUPPLEMENT TO INDENTURE,
DATED AS OF NOVEMBER 26, 1996,
BETWEEN
SIMON PROPERTY GROUP, L.P.
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(AS SUCCESSOR TO THE CHASE MANHATTAN BANK),
AS TRUSTEE

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EXHIBITS

EXHIBIT A	Form of Rule 144A Global Note/Regulation S Global Note
EXHIBIT B	Form of Certificated Note
EXHIBIT C	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Note to Regulation S Global Note prior to the Expiration of the Restricted Period
EXHIBIT D	Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note after the Expiration of the Restricted Period
EXHIBIT E	Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Note to Rule 144A Global Note prior to the Expiration of the Restricted Period
EXHIBIT F	Form of LP Guarantee

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TWENTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of December 17, 2012 (the “Twenty-Eighth Supplemental Indenture”), between SIMON PROPERTY GROUP, L.P. (formerly known as Simon DeBartolo Group, L.P.), a Delaware limited partnership (the “Issuer” or the “Operating Partnership”), having its principal offices at 225 West Washington Street, Indianapolis, Indiana 46204, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Chase Manhattan Bank), a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), having its Corporate Trust Office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

RECITALS

WHEREAS, the Issuer and Simon Property Group, L.P., a Delaware limited partnership acting as a guarantor (the “Guarantor”), executed and delivered to the Trustee an Indenture, dated as of November 26, 1996 (the “Original Indenture”), providing for the issuance from time to time of debt securities evidencing unsecured and unsubordinated indebtedness of the Issuer;

WHEREAS, on December 31, 1997 the Guarantor was merged into the Issuer as contemplated under the Indenture;

WHEREAS, the Issuer changed its name from “Simon DeBartolo Group, L.P.” to “Simon Property Group, L.P.” effective as of September 24, 1998;

WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof;

WHEREAS, the Issuer intends by this Twenty-Eighth Supplemental Indenture to create and provide for the following series of debt securities:

Simon Property Group, L.P. 1.500% Notes due 2018 (the “Notes”) in an aggregate principal amount of $750,000,000;

WHEREAS, the Board of Directors of Simon Property Group, Inc., the general partner of the Issuer, has approved the creation of the Notes and the forms, terms and conditions thereof pursuant to Sections 301 and 1701 of the Original Indenture; and

WHEREAS, all actions required to be taken under the Original Indenture with respect to this Twenty-Eighth Supplemental Indenture have been taken.

NOW, THEREFORE, IT IS AGREED:

ARTICLE I

DEFINITIONS, CREATION, FORMS AND
TERMS AND CONDITIONS OF THE SECURITIES

SECTION 1.01.           Definitions.  Capitalized terms used in this Twenty-Eighth Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture.  Certain terms, used principally in Article II of this Twenty-Eighth Supplemental Indenture, are defined in that Article.  In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Certificated Notes” has the meaning set forth in Article III.

“Clearstream” means Clearstream Banking, société anonyme, and its successors and assigns.

“Closing Date” means December 17, 2012.

“Credit Facility Loans” has the meaning set forth in Section 6.01.

“Dollar” or “$” means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, its nominees and their successors and assigns.

“Euroclear” means Euroclear Bank S.A./N.V. and its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Global Note” means a Rule 144A Global Note or a Regulation S Global Note.

“Indenture” means the Original Indenture as supplemented by this Twenty-Eighth Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 1.04(c).

“Issuer” has the meaning set forth in the Recitals hereto.

“LP Guarantees” has the meaning set forth in Section 6.01.

“LP Guarantors” has the meaning set forth in Section 6.01.

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value, as of the date of such redemption or accelerated payment, of each Dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such Dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate, determined on the third Business Day preceding the date notice of such redemption or accelerated payment is given, from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, to the date of redemption or accelerated payment, over (ii) the aggregate principal amount of the Notes being redeemed or accelerated.

“Notes” has the meaning set forth in the Recitals hereto.

“Operating Partnership” has the meaning set forth in the Recitals hereto.

“Original Indenture” has the meaning set forth in the Recitals hereto.

“Prior Supplemental Indentures” has the meaning set forth in Section 2.01.

 “Redemption Price” has the meaning set forth in Section 1.04(d).

“Regular Record Date” has the meaning set forth in Section 1.04(c).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a permanent fully-registered global note in book-entry form, without coupons, initially issued to non-”U.S. persons” in “offshore transactions” within the meaning of, and in reliance on Regulation S.

“Regulation S Legend” has the meaning set forth in Section 4.01(c).

“Regulation S Note” means a Note sold in reliance on Regulation S.

“Reinvestment Rate” means, in connection with any optional redemption or accelerated payment of any Notes, the yield on treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption or accelerated payment, and rounded to the nearest month) to Stated Maturity of the principal of the Notes being redeemed (the “Treasury Yield”), plus 0.15%.  For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release under the heading “Week Ending” for “U.S. Government Securities — Treasury Constant Maturities” with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities, rounding each of such relevant periods to the nearest month.  For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.  If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Operating Partnership.

“Resale Restriction Termination Date” means the date which is the later of (i) six months (assuming the Issuer satisfies the current public reporting requirements of Rule 144 under the Securities Act or one year if the Issuer does not) after the later of (y) the Closing Date and (z) the last date on which the Issuer or any affiliate of the Issuer was the owner of the Notes (or any predecessor thereto) and (ii) such later date, if any, as may be required by any subsequent change in applicable law.

 “Restricted Legend” means the Rule 144A Legend or the Regulation S Legend.

“Restricted Period” means 40 calendar days after the date on which the Regulation S Notes were first offered to persons other than distributors or the Closing Date, which ever is later, provided, however, that all offers and sales by a distributor of an unsold allotment or subscription shall be deemed to be made during the Restricted Period.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” means a permanent fully-registered global note in book-entry form, without coupons, initially issued to “qualified institutional buyers” (as defined in Rule 144A).

“Rule 144A Legend” has the meaning set forth in Section 4.01(b).

 “Securities Act” means the Securities Act of 1933, as amended from time to time.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination, then such other reasonably comparable index which shall be designated by the Operating Partnership.

“Trustee” has the meaning set forth in the Recitals hereto.

SECTION 1.02.           Creation of the Notes.  In accordance with Section 301 of the Original Indenture, the Issuer hereby creates the Notes as a separate series of its securities issued pursuant to the Indenture.  The Notes shall be issued in an aggregate principal amount of $750,000,000, except as permitted by Sections 304, 305 or 306 of the Original Indenture.

SECTION 1.03.           Forms of the Notes.  The Notes shall be issued in the forms of one or more Global Notes, duly executed by the Operating Partnership and authenticated by the Trustee without the necessity of the reproduction thereon of the corporate seal of the General Partner (as defined in the Original Indenture), which shall be deposited with, or on behalf of, DTC and registered in the name of “Cede & Co.,” as the nominee of DTC.  The Notes shall be substantially in the form of the Rule 144A Global Note or the Regulation S Global Note, as applicable, attached as Exhibit A hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Notes for all purposes under the Indenture.  Ownership of beneficial interests in such Global Notes shall be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

SECTION 1.04.           Terms and Conditions of the Notes.  The Notes shall be governed by all the terms and conditions of the Indenture.  In particular, the following provisions shall be terms of the Notes:

(a)                                 Title and Aggregate Principal Amount.  The title of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes shall be as specified in Section 1.02 of this Twenty-Eighth Supplemental Indenture, except as permitted by Sections 304, 305 or 306 of the Original Indenture.

(b)                                 Stated Maturity.  The Notes shall mature, and the unpaid principal thereon shall be payable, on February 1, 2018, subject to the provisions of the Original Indenture and Section 1.04(d) below.

(c)                                  Interest.  The rate per annum at which interest shall be payable on the Notes shall be 1.500%.  Interest on the Notes shall be payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2013 (each, an “Interest Payment Date”), to the Persons in whose names the applicable Notes are registered in the Security Register applicable to the Notes at the close of business on the 15th calendar day immediately prior to the applicable Interest Payment Date regardless of whether such day is a Business Day (each, a “Regular Record Date”).  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  Interest on the Notes shall accrue from and including the Closing Date.

(d)                                 Sinking Fund, Redemption or Repayment.  No sinking fund shall be provided for the Notes and the Notes shall not be repayable at the option of the Holders thereof prior to Stated Maturity.  The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes (collectively, the “Redemption Price”), all in accordance with the provisions of Article XI of the Original Indenture; provided, however, that if the Notes are redeemed on or after November 1, 2017, the  Redemption Price shall not include the Make-Whole Amount.

If notice of redemption has been given as provided in the Original Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes shall cease to bear interest on the Redemption Date and the only right of the Holders of the Notes from and after the Redemption Date shall be to receive payment of the Redemption Price upon surrender of such Notes in accordance with such notice.

(e)                                  Registration and Form.  The Notes shall be issuable as Registered Securities as provided in Section 1.03 of this Twenty-Eighth Supplemental Indenture.  The Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  All payments of principal, premium, if any, and interest in respect of the Notes shall be made by the Issuer in immediately available funds.

(f)                                   Defeasance and Covenant Defeasance.  The provisions for defeasance in Section 1402 of the Original Indenture, and the provisions for covenant defeasance (which provisions shall apply, without limitation, to the covenants set forth in Article II of this Twenty-Eighth Supplemental Indenture) in Section 1403 of the Original Indenture, shall be applicable to the Notes.

(g)                                  Make-Whole Amount Payable Upon Acceleration.  Upon any acceleration of the Stated Maturity of the Notes in accordance with Section 502 of the Original Indenture, the Make-Whole Amount on the Notes shall become immediately due and payable, subject to the terms and conditions of the Indenture.

(h)                                 Other Terms and Conditions.  The Notes shall have such other terms and conditions as provided in the forms thereof attached as Exhibit A.

ARTICLE II

COVENANTS FOR BENEFIT OF HOLDERS OF NOTES;
EVENTS AND NOTICE OF DEFAULT

SECTION 2.01.           Covenants for Benefit of Holders of Notes.  In addition to the covenants set forth in Article X of the Original Indenture, there are established pursuant to Section 901(2) of the Original Indenture the following covenants for the benefit of the Holders of the Notes and to which the Notes shall be subject.  Furthermore, the covenants set forth in Article II of any Supplemental Indenture dated prior to June 7, 2005 (“Prior Supplemental Indentures”) as the same may be amended or modified from time to time hereafter shall apply to the Notes only for so long as any Securities issued pursuant to any Prior Supplemental Indentures remain outstanding.

(a)                                 Limitation on Debt.  As of each Reporting Date (as defined below), Debt (as defined below) shall not exceed 65% of Total Assets (as defined below).

(b)                                 Limitation on Secured Debt.  As of each Reporting Date, Secured Debt (as defined below) shall not exceed 50% of Total Assets.

(c)                                  Fixed Charge Coverage Ratio.  For the four consecutive quarters ending on each Reporting Date, the ratio of Annualized EBITDA (as defined below) to Annualized Interest Expense (as defined below) shall be at least 1.50 to 1.00.

(d)                                 Maintenance of Unencumbered Assets.  As of each Reporting Date, Unencumbered Assets (as defined below) shall be at least 125% of Unsecured Debt (as defined below).

(e)                                  Reports by the Issuer.   So long as any Notes  are outstanding and constitute “restricted securities” within the meaning of Rule 144 (or any successor provision thereto) under the Securities Act, the Issuer, if it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is not complying with the reporting requirements thereof, shall prepare and furnish to any Holder of Notes, any beneficial owner of Notes (including, without limitation, any owner of a beneficial interest in a Global Note) and any prospective purchaser or other prospective transferee of the Notes designated by a Holder or a beneficial owner thereof, promptly upon request and at the expense of the Issuer, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, whether or not such request is being made in connection with any transfer of Notes.

SECTION 2.02.           Definitions.  As used herein:

“Annualized EBITDA” means, for the four consecutive quarters ending on each Reporting Date, the Operating Partnership’s Pro Rata Share (as defined below) of earnings before interest, taxes, depreciation and amortization (“EBITDA”), with other adjustments as are necessary to exclude the effect of all realized or unrealized gains and losses related to hedging obligations, items classified as extraordinary items and impairment charges in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any EBITDA related to any assets acquired or placed in service since the first day of such four-quarter period had been earned, on an annualized basis, from the beginning of such period, and (ii) any assets disposed of during such four-quarter period had been disposed of as of the first day of such period and no EBITDA related to such assets had been earned during such period.

“Annualized Interest Expense” means, for the four consecutive quarters ending on each Reporting Date, the Operating Partnership’s Pro Rata Share of interest expense, with other adjustments as are necessary to exclude the effect of items classified as extraordinary items, in accordance with generally accepted accounting principles, reduced by amortization of debt issuance costs and adjusted to reflect the assumption that (i) any interest expense related to indebtedness incurred since the first day of such four-quarter period is computed as if such indebtedness had been incurred as of the beginning of such period, and (ii) any interest expense related to indebtedness that was repaid or retired since the first day of such four-quarter period is computed as if such indebtedness had been repaid or retired as of the beginning of such period (except that, in making such computation, the amount of interest expense related to indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such indebtedness during such four-quarter period).

“Capitalization Rate” means 7.00%.

“Capitalized Value” means, as of any date, Annualized EBITDA divided by the Capitalization Rate.

“Company” means Simon Property Group, Inc., a Delaware corporation and the sole general partner of the Operating Partnership.

“Debt” means the Operating Partnership’s Pro Rata Share of the aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with generally accepted accounting principles, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary directly, or indirectly through unconsolidated joint ventures, as determined in accordance with generally accepted accounting principles, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected in the Operating Partnership’s balance sheet as a capitalized lease, in accordance with generally accepted accounting principles; provided, that Debt also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Operating Partnership or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Operating Partnership’s or Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets); and provided, further, that Debt excludes Intercompany Debt (as defined below).

“Intercompany Debt” means Debt to which the only parties are the Company, the Operating Partnership and any of their Subsidiaries or affiliates (but only so long as such Debt is held solely by any of the Company, the Operating Partnership and any Subsidiary or affiliate) and provided that, in the case of Debt owed by the Operating Partnership to any Subsidiary or affiliate, the Debt is subordinated in right of payment to the Notes.

“Pro Rata Share” means any applicable figure or measure of the Operating Partnership and its Subsidiaries on a consolidated basis, less any portion attributable to minority interests, plus the Operating Partnership’s or its Subsidiaries’ allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures.

“Reporting Date” means March 31, June 30, September 30 and December 31 of each year.

 “Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the property of the Operating Partnership or any Subsidiary.

“Stabilized Asset” means (i) with respect to an acquisition of an asset, such asset becomes stabilized when the Operating Partnership or its Subsidiaries or an unconsolidated joint venture in which the Operating Partnership or any Subsidiary has an interest has owned the asset as of at least six Reporting Dates, and (ii) with respect to a new construction or development asset, such asset becomes stabilized four Reporting Dates after the earlier of (a) six Reporting Dates after substantial completion of construction or development or (b) the first Reporting Date on which the asset is at least 90% leased.

“Total Assets” means, as of any Reporting Date, the sum of (i) for Stabilized Assets, Capitalized Value; (ii) for all other assets of the Operating Partnership and its Subsidiaries, the Operating Partnership’s Pro Rata Share of undepreciated book value as determined in accordance with generally accepted accounting principles; and (iii) the Operating Partnership’s Pro Rata Share of cash and cash equivalents.

“Unencumbered Annualized EBITDA” means Annualized EBITDA less any portion thereof attributable to assets serving as collateral for Secured Debt.

“Unencumbered Assets” as of any Reporting Date means Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA and the denominator of which is Annualized EBITDA.

“Unsecured Debt” means Debt which is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind.

SECTION 2.03.           Events of Default.  For the purposes of the Notes, Section 501 of the Original Indenture is hereby amended by, supplemented with, and where inconsistent replaced by, the following provisions; provided, however, that Section 501 of the Original Indenture, as the same may be amended or modified from time to time hereafter, shall also apply to the Notes only for so long as any Securities issued pursuant to any Prior Supplemental Indentures remain outstanding:

(a)                                 Section 501(4) of the Original Indenture is replaced in its entirety by the following:

“(4)                           default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

(b)                                 Section 501(5) of the Original Indenture is replaced in its entirety by the following:

“(5)                           a default under any evidence of recourse indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any recourse indebtedness of the Issuer (or of any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or”

SECTION 2.04.           Notice of Defaults.  For the purposes of the Notes, Section 601 of the Original Indenture is hereby replaced in its entirety by the following; provided, however, that Section 601 of the Original Indenture, as the same may be amended or modified from time to time hereafter, shall also apply to the Notes only for so long as any Securities issued pursuant to any Prior Supplemental Indentures remain outstanding:

“Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and Coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and Coupons of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.”

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01.           Exchange of Global Notes for Certificated Notes.  The Global Notes shall be exchanged by the Operating Partnership for one or more Notes in definitive, fully registered certificated form, without coupons, substantially in the form of Exhibit B hereto (the “Certificated Notes”) if (i) DTC (1) has notified the Operating Partnership that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (2) a successor to DTC registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Operating Partnership within 90 calendar days or (ii) DTC is at any time unwilling or unable to continue as depositary and the Operating Partnership is not able to appoint a successor to DTC within 90 calendar days.  If an Event of Default occurs and is continuing, the Operating Partnership shall, at the request of the Trustee or the Holder thereof, exchange all or part of the applicable Global Note, for one or more Certificated Notes, as applicable.  In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon at least 30 calendar days’ prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures.  Whenever a Global Note is exchanged for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee and cancelled by the Trustee.  All Certificated Notes issued in exchange for a Global Note, a beneficial interest therein or a portion thereof shall be registered in such names, and delivered, as DTC shall instruct the Trustee.

SECTION 3.02.           Transfers and Exchanges of Beneficial Interests in Global Notes.

(a)                                 Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that, subject to the immediately preceding paragraph, ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form.  Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of DTC (or its successors).

(b)                                 Prior to the expiration of the Restricted Period, if an owner of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, or to transfer all or a portion of its beneficial interest in such Rule 144A Global Note, to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Global Note, such owner may, subject to the rules and procedures of DTC and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note.

Upon receipt by the Trustee, as transfer agent and registrar, of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the Euroclear or Clearstream or other account to be credited with such increase and the name of such account and (3) a certificate substantially in the form of Exhibit C hereto given by the owner of such beneficial interest, the Trustee, as transfer agent and registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred and the Trustee, as transfer agent and registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

(c)                                  After the expiration of the Restricted Period, if an owner of a beneficial interest in the Rule 144A Global Note wishes at any time to exchange all or a portion of its interest in such Rule 144A Global Note for a beneficial interest in the Regulation S Global Note, or to transfer all or a portion of its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Global Note, such owner may, subject to the rules and procedures of DTC and to the requirements set forth below, exchange or cause to exchange or transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note.

Upon receipt by the Trustee, as transfer agent and registrar, of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC’s procedures containing information regarding the Euroclear or Clearstream or other account to be credited with such increase and (3) a certificate substantially in the form of Exhibit D hereto given by the owner of such beneficial interest, the Trustee, as transfer agent and registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred and the Trustee, as transfer agent and registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

(d)                                 If an owner of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest for a beneficial interest in a Rule 144A Global Note, or to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Rule 144A Global Note, such owner may, subject to the rules and procedures of Euroclear, Clearstream and DTC, as the case may be, and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note.

Upon receipt by the Trustee, as transfer agent and registrar, of (1) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Trustee, as transfer agent and registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with DTC to be credited with such increase, and (2) if the exchange or transfer is to be effected prior to the expiration of the Restricted Period, a certificate substantially in the form of Exhibit E hereto given by the owner of such beneficial interest, the Trustee, as transfer agent and registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred and the Trustee, as transfer agent and registrar, shall instruct DTC, its nominee, or the custodian for DTC, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

SECTION 3.03.           Transfers of Global Notes.  Transfers of a Global Note shall be limited to transfers in whole and not in part, to DTC, its successors and their respective nominees.

SECTION 3.04.           Transfers of Certificated Notes.  In the event that Certificated Notes are issued in accordance with Section 3.01 hereof, the Trustee, as transfer agent and registrar, shall not register the transfer of any Certificated Note that bears a Restricted Legend unless it has received certificates containing the certifications provided for in Exhibits C, D and E hereto, as the case may be, and such other additional information and documents it shall reasonably require (which, in the case of a transfer pursuant to Rule 144 under the Securities Act, shall include an opinion of counsel) in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state or other securities laws.

ARTICLE IV

LEGENDS

SECTION 4.01.           Legends.

(a)                                 Each Global Note shall bear the following legends on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

(b)                                 Each Rule 144A Global Note and any Certificated Notes issued in exchange for a Rule 144A Global Note prior to the Resale Restriction Termination Date shall bear the following legend (the “Rule 144A Legend”) on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION.  BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (X) SIX MONTHS (ASSUMING SIMON PROPERTY GROUP, L.P. (THE “ISSUER”) SATISFIES THE CURRENT PUBLIC REPORTING REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR ONE YEAR IF  THE ISSUER DOES NOT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE ISSUER, BARCLAYS CAPITAL INC., CITIGROUP GLOBAL MARKETS INC., UBS SECURITIES LLC, GOLDMAN, SACHS & CO., MORGAN STANLEY & CO. LLC, RBS SECURITIES INC., FIFTH THIRD SECURITIES, INC.,

MITSUBISHI UFJ SECURITIES (USA), INC., SMBC NIKKO CAPITAL MARKETS LIMITED AND U.S. BANCORP INVESTMENTS, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION  REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE, AS SUPPLEMENTED BY THE TWENTY-EIGHTH SUPPLEMENTAL INDENTURE REFERRED TO HEREIN.  THIS LEGEND MAY ONLY  BE REMOVED AT THE INSTRUCTION OF THE ISSUER TO THE TRUSTEE.

(c)                                  Each Regulation S Global Note and any Certificated Notes issued in exchange for a Regulation S Global Note during the Restricted Period shall bear the following  legend (the “Regulation S Legend”) on the face thereof:

PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“REGULATION S”)), THIS NOTE MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT AND THE INDENTURE, AS SUPPLEMENTED BY THE TWENTY-EIGHTH SUPPLEMENTAL INDENTURE REFERRED TO HEREIN OR OTHERWISE IN ACCORDANCE WITH REGULATION S. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE ISSUER TO THE TRUSTEE.

ARTICLE V

TRUSTEE

SECTION 5.01.           Corporate Trust Office.  The Trustee is appointed as the principal paying agent, transfer agent and registrar for the Notes and for the purposes of Section 1002 of the Indenture.  The Notes may be presented for payment at the Corporate Trust Office of the Trustee or at any other agency as may be appointed from time to time by the Operating Partnership in The City of New York or the City of Chicago.

SECTION 5.02.           Recitals of Fact; Other Matters.

(a)                                 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Eighth Supplemental Indenture or the due execution thereof by the Issuer.  The recitals of fact contained herein shall be taken as the statements solely of the Issuer and the Trustee assumes no responsibility for the correctness thereof.

(b)                                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(c)                                  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)                                 The Trustee may reasonably rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Issuer or the Holders of the Notes due to the Trustee’s reasonable reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee.

(e)                                  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or the transactions contemplated hereby or thereby.

SECTION 5.03.           Successor.  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01.           LP Guarantors.  The Issuer may designate as guarantors one or more of its limited partners (the “LP Guarantors”) who have received distributions of the proceeds of loans made to the Issuer under its revolving credit facility (the “Credit Facility Loans”) in connection with a merger, acquisition or similar transaction previously consummated between the Issuer and its affiliates on the one hand and the LP Guarantors and their affiliates on the other hand.  The LP Guarantors have previously guaranteed the collection of the Credit Facility Loans.  The Credit Facility Loans shall be repaid with the proceeds of the Notes and the Issuer has provided the LP Guarantors the opportunity to provide guarantees (the “LP Guarantees”) with respect to the Notes.  The LP Guarantees shall be guarantees of collection and not guarantees of payment, shall otherwise be substantially in the form attached as Exhibit F hereto and shall be acknowledged by the Trustee, effective upon their delivery and execution by the LP Guarantors.  The receipt of the LP Guarantees is not a condition to the issuance of the Notes hereunder.

SECTION 6.02.           Ratification of Original Indenture.  This Twenty-Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Twenty-Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 6.03.           Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.04.           Successors and Assigns.  All covenants and agreements in this Twenty-Eighth Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 6.05.           Separability Clause.  In case any one or more of the provisions contained in this Twenty-Eighth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.06.           Governing Law.  This Twenty-Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6.07.           Counterparts.  This Twenty-Eighth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Eighth Supplemental Indenture to be duly executed all as of the date first above written.

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc.,
its sole General Partner

By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett
Title: Senior Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

EXHIBIT A

FORM OF [RULE 144A]/[REGULATION S] GLOBAL NOTE

[FACE OF GLOBAL NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

[INCLUDE ONLY FOR A 144A GLOBAL NOTE:  THIS NOTE HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION.  BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (X) SIX MONTHS (ASSUMING SIMON PROPERTY GROUP, L.P. (THE “ISSUER”) SATISFIES THE CURRENT PUBLIC REPORTING REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR ONE YEAR IF  THE ISSUER DOES NOT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE ISSUER, BARCLAYS CAPITAL INC., CITIGROUP GLOBAL MARKETS INC., UBS SECURITIES LLC, GOLDMAN, SACHS & CO., MORGAN STANLEY & CO. LLC, RBS SECURITIES INC., FIFTH THIRD SECURITIES, INC., MITSUBISHI UFJ SECURITIES (USA), INC., SMBC NIKKO CAPITAL MARKETS LIMITED AND U.S. BANCORP INVESTMENTS, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH

INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION  REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE, AS SUPPLEMENTED BY THE TWENTY-EIGHTH SUPPLEMENTAL INDENTURE REFERRED TO HEREIN.  THIS LEGEND MAY ONLY  BE REMOVED AT THE INSTRUCTION OF THE ISSUER TO THE TRUSTEE.](1)

[INCLUDE ONLY FOR A REGULATION S GLOBAL NOTE:  PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“REGULATION S”)), THIS NOTE MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT AND THE INDENTURE, AS SUPPLEMENTED BY THE TWENTY-EIGHTH SUPPLEMENTAL INDENTURE REFERRED TO HERERIN OR OTHERWISE IN ACCORDANCE WITH REGULATION S. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE ISSUER TO THE TRUSTEE](1)

THIS NOTE MAY NOT BE SOLD OR TRANSFERRED TO, AND EACH HOLDER BY ITS ACCEPTANCE OF THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT IT IS NOT ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR, ON BEHALF OF, OR WITH ANY ASSETS OF, AND WILL NOT TRANSFER THE NOTE OR SUCH INTEREST OR PARTICIPATION TO, ANY PENSION OR WELFARE PLAN AS DEFINED IN SECTION 3 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY PERSON OR ENTITY USING ANY ASSETS OF ANY SUCH PLAN, EXCEPT THAT SUCH ACQUISITION FOR OR ON BEHALF OF ANY SUCH PLAN SHALL BE PERMITTED:

(1)                                 TO THE EXTENT SUCH ACQUISITION IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND MAINTAINED BY THE ACQUIROR IN WHICH NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND, AND THE OTHER

(1)                                 This legend shall be deemed removed from the face of this Note without further action of the Issuer, the Trustee or the registered holder of this Note at such time as the Issuer instructs the Trustee to remove such legend.

APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91—38 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

(2)                                 TO THE EXTENT SUCH ACQUISITION IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY THE ACQUIROR IN WHICH, AT ANY TIME WHILE THIS NOTE IS OUTSTANDING, NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

(3)                                 TO THE EXTENT SUCH ACQUISITION IS MADE ON BEHALF OF A PLAN BY (A) AN INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE “ADVISERS ACT”), THAT HAD AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR TOTAL ASSETS UNDER ITS MANAGEMENT AND CONTROL IN EXCESS OF $85,000,000 AND HAD STOCKHOLDERS’ OR PARTNERS’ EQUITY IN EXCESS OF $1,000,000, AS SHOWN IN ITS MOST RECENT BALANCE SHEET PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR (B) A BANK AS DEFINED IN SECTION 202(a)(2) OF THE ADVISERS ACT WITH EQUITY CAPITAL IN EXCESS OF $1.0 MILLION AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, OR (C) AN INSURANCE COMPANY WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO MANAGE, ACQUIRE OR DISPOSE OF ANY ASSETS OF A PENSION OR WELFARE PLAN, WHICH INSURANCE COMPANY HAS AS OF THE LAST OF ITS MOST RECENT FISCAL YEAR, NET WORTH IN EXCESS OF $1.0 MILLION AND WHICH IS SUBJECT TO SUPERVISION AND EXAMINATION BY A STATE AUTHORITY HAVING SUPERVISION OVER INSURANCE COMPANIES AND, IN ANY CASE, SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY IS OTHERWISE A QUALIFIED PROFESSIONAL ASSET MANAGER, AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR, AND THE ASSETS OF SUCH PLAN WHEN COMBINED WITH THE ASSETS OF OTHER PLANS ESTABLISHED OR MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF) OR EMPLOYEE ORGANIZATION AND MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY, DO NOT REPRESENT MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY AT THE TIME OF THE TRANSACTION, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

(4)                                 TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3 OF ERISA) WHICH IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 401 OF THE CODE;

(5)                                 TO THE EXTENT SUCH ACQUISITION IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT, THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE

COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER, IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION AND OTHERWISE SATISFIED;

(6)                                 TO THE EXTENT SUCH ACQUISITION IS MADE BY AN IN-HOUSE ASSET MANAGER WITHIN THE MEANING OF PART IV(a) OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, SUCH MANAGER HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO ACQUIRE NOTES, UNDER CIRCUMSTANCES SUCH THAT PROHIBITED TRANSACTION CLASS EXEMPTION 96—23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF SUCH NOTES; OR

(7)                                 TO THE EXTENT SUCH ACQUISITION WILL NOT OTHERWISE GIVE RISE TO A TRANSACTION DESCRIBED IN SECTION 406 OF ERISA OR SECTION 4975(c)(1) OF THE CODE FOR WHICH A STATUTORY OR ADMINISTRATIVE EXEMPTION (INCLUDING, WITHOUT LIMITATION, THE SERVICE PROVIDER EXEMPTION UNDER NEW SECTION 408(b)(17) OF ERISA AND NEW SECTION 4975(d)(20) OF THE CODE) IS UNAVAILABLE.

REGISTERED	REGISTERED
NO. [ ]	PRINCIPAL AMOUNT
CUSIP NO. [if Rule 144A: 828807 CM7] [if Regulation S: U82731 AT4]	$[]
ISIN NO. [if Rule 144A: US828807CM76][if Regulation S: USU82731AT46]

SIMON PROPERTY GROUP, L.P.
[RULE 144A GLOBAL NOTE]/[REGULATION S GLOBAL NOTE]
1.500% Note due 2018

Simon Property Group, L.P., a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] dollars (or such lesser amount as shall be the outstanding principal amount of this Note shown in Schedule A hereto) on February 1, 2018 (the “Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from December 17, 2012, semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing on August 1, 2013, at the rate of 1.500% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date  shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Record Date” for such payment, which shall be the 15th calendar day immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day (as defined below).  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be more than 15 calendar days and less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on this Note on any Interest Payment Date or date of redemption shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including December 17, 2012, in the case of the initial period) to but excluding the applicable Interest Payment Date or date of redemption, as the case may be.  If any date for the payment of principal, premium, if any, interest on, or any other amount with respect to, this Note (each a “Payment Date”) falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day.  “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

The principal of this Note payable on the Maturity Date or earlier date of redemption shall be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York or The City of Chicago.  The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York  as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Payments of principal, premium, if any, and interest in respect of this Note shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee’s Certificate of Authentication.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated: December 17, 2012

SIMON PROPERTY GROUP, L.P.,
as Issuer

	By:	SIMON PROPERTY GROUP, INC.
its sole General Partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Officer

[REVERSE OF GLOBAL NOTE]

SIMON PROPERTY GROUP, L.P.

1.500% Note due 2018

This Note is a [Rule 144A][Regulation S] Global Note (as defined in the Twenty-Eighth Supplemental Indenture referred to herein).

This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the “Securities”), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Twenty-Eighth Supplemental Indenture, dated as of December 17, 2012, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto.  This Security is one of a series designated as the Simon Property Group, L.P. 1.500% Notes due 2018, limited in aggregate principal amount to $750,000,000 (the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared, and in certain cases shall automatically be, accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes.  If the Notes are redeemed on or after November 1, 2017, the redemption price shall not include the Make-Whole Amount.  Notice of any optional redemption shall be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption.  The notice of redemption shall specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities.  The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities.  Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal of, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc. or such partner’s assets or against any principal, shareholder, officer, director, trustee or employee of such partner.  It is expressly understood that the sole remedies under the Securities and the Indenture, or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

This Note is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and the Twenty-Eighth Supplemental Indenture referred to herein.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

UNIF GIFT MIN ACT —             Custodian       (Cust)

(minor) under Uniform Gifts to Minors Act                                (State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint                                                  Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever

SCHEDULE A

SCHEDULE OF EXCHANGES

The following exchanges of Notes for Notes represented by this [Rule 144A]/[Regulation S] Global Note have been made:

Principal amount of this [Rule 144A]/[Regulation S] Global Note	Date exchange made	Change in principal amount of this [Rule 144A]/[Regulation S] Global Note due to exchange	Principal amount of this [Rule 144A]/[Regulation S] Global Note following such exchange	Notation made by the Trustee
$

EXHIBIT B

FORM OF CERTIFICATED NOTE

[FACE OF CERTIFICATED NOTE]

[THIS NOTE HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION.  BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (X) SIX MONTHS (ASSUMING SIMON PROPERTY GROUP, L.P. (THE “ISSUER”) SATISFIES THE CURRENT PUBLIC REPORTING REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR ONE YEAR IF  THE ISSUER DOES NOT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE ISSUER, BARCLAYS CAPITAL INC., CITIGROUP GLOBAL MARKETS INC., UBS SECURITIES LLC, GOLDMAN, SACHS & CO., MORGAN STANLEY & CO. LLC, RBS SECURITIES INC., FIFTH THIRD SECURITIES, INC., MITSUBISHI UFJ SECURITIES (USA), INC., SMBC NIKKO CAPITAL MARKETS LIMITED AND U.S. BANCORP INVESTMENTS, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION  REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE, AS SUPPLEMENTED BY THE TWENTY-EIGHTH SUPPLEMENTAL INDENTURE REFERRED TO HEREIN.  THIS LEGEND MAY ONLY  BE REMOVED AT THE INSTRUCTION OF THE ISSUER TO THE TRUSTEE.](1)

(1)                                 Include this legend only on all Certificated Notes issued in exchange for a Rule 144A Global Note prior to the Resale Restriction Termination Date. This legend shall be deemed removed from the face of this Note without further action of the Issuer, the Trustee or the registered holder of this Note at such time as the Issuer instructs the Trustee to remove such legend.

[PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“REGULATION S”)), THIS NOTE MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT AND THE INDENTURE, AS SUPPLEMENTED BY THE TWENTY-EIGHTH SUPPLEMENTAL INDENTURE REFERRED TO HEREIN OR OTHERWISE IN ACCORDANCE WITH REGULATION S. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE ISSUER TO THE TRUSTEE.](2)

THIS NOTE MAY NOT BE SOLD OR TRANSFERRED TO, AND EACH HOLDER BY ITS ACCEPTANCE OF THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT IT IS NOT ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR, ON BEHALF OF, OR WITH ANY ASSETS OF, AND WILL NOT TRANSFER THE NOTE OR SUCH INTEREST OR PARTICIPATION TO, ANY PENSION OR WELFARE PLAN AS DEFINED IN SECTION 3 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY PERSON OR ENTITY USING ANY ASSETS OF ANY SUCH PLAN, EXCEPT THAT SUCH ACQUISITION FOR OR ON BEHALF OF ANY SUCH PLAN SHALL BE PERMITTED:

(1)                                 TO THE EXTENT SUCH ACQUISITION IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND MAINTAINED BY THE ACQUIROR IN WHICH NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91—38 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

(2)                                 TO THE EXTENT SUCH ACQUISITION IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY THE ACQUIROR IN WHICH, AT ANY TIME WHILE THIS NOTE IS OUTSTANDING, NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

(2)  Include only on any Certificated Notes issued in exchange for Regulation S Global Notes during the Restricted Period.

(3)                                 TO THE EXTENT SUCH ACQUISITION IS MADE ON BEHALF OF A PLAN BY (A) AN INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE “ADVISERS ACT”), THAT HAD AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR TOTAL ASSETS UNDER ITS MANAGEMENT AND CONTROL IN EXCESS OF $85,000,000 AND HAD STOCKHOLDERS’ OR PARTNERS’ EQUITY IN EXCESS OF $1,000,000, AS SHOWN IN ITS MOST RECENT BALANCE SHEET PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR (B) A BANK AS DEFINED IN SECTION 202(a)(2) OF THE ADVISERS ACT WITH EQUITY CAPITAL IN EXCESS OF $1.0 MILLION AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, OR (C) AN INSURANCE COMPANY WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO MANAGE, ACQUIRE OR DISPOSE OF ANY ASSETS OF A PENSION OR WELFARE PLAN, WHICH INSURANCE COMPANY HAS AS OF THE LAST OF ITS MOST RECENT FISCAL YEAR, NET WORTH IN EXCESS OF $1.0 MILLION AND WHICH IS SUBJECT TO SUPERVISION AND EXAMINATION BY A STATE AUTHORITY HAVING SUPERVISION OVER INSURANCE COMPANIES AND, IN ANY CASE, SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY IS OTHERWISE A QUALIFIED PROFESSIONAL ASSET MANAGER, AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR, AND THE ASSETS OF SUCH PLAN WHEN COMBINED WITH THE ASSETS OF OTHER PLANS ESTABLISHED OR MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF) OR EMPLOYEE ORGANIZATION AND MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY, DO NOT REPRESENT MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY AT THE TIME OF THE TRANSACTION, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

(4)                                 TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3 OF ERISA) WHICH IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 401 OF THE CODE;

(5)                                 TO THE EXTENT SUCH ACQUISITION IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT, THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER, IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION AND OTHERWISE SATISFIED;

(6)                                 TO THE EXTENT SUCH ACQUISITION IS MADE BY AN IN-HOUSE ASSET MANAGER WITHIN THE MEANING OF PART IV(a) OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, SUCH MANAGER HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO ACQUIRE NOTES, UNDER CIRCUMSTANCES SUCH THAT PROHIBITED TRANSACTION CLASS EXEMPTION 96—23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF SUCH NOTES; OR

(7)                                 TO THE EXTENT SUCH ACQUISITION WILL NOT OTHERWISE GIVE RISE TO A TRANSACTION DESCRIBED IN SECTION 406 OF ERISA OR SECTION 4975(c)(1) OF THE CODE FOR WHICH A STATUTORY OR ADMINISTRATIVE EXEMPTION (INCLUDING, WITHOUT LIMITATION, THE SERVICE PROVIDER EXEMPTION UNDER NEW SECTION 408(b)(17) OF ERISA AND NEW SECTION 4975(d)(20) OF THE CODE) IS UNAVAILABLE.

REGISTERED	REGISTERED
NO. [ ]	PRINCIPAL AMOUNT
$[]

SIMON PROPERTY GROUP, L.P.

1.500% Note due 2018

Simon Property Group, L.P., a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] dollars on February 1, 2018 (the “Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from December 17, 2012, semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing on August 1, 2013, at the rate of 1.500% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date  shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Record Date” for such payment, which shall be the 15th calendar day immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day (as defined below).  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be more than 15 calendar days and less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on this Note on any Interest Payment Date or date of redemption shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including December 17, 2012, in the case of the initial period) to but excluding the applicable Interest Payment Date or date of redemption, as the case may be.  If any date for the payment of principal, premium, if any, interest on, or any other amount with respect to, this Note (each a “Payment Date”) falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day.  “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

The principal of this Note payable on the Maturity Date or earlier date of redemption shall be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York or The City of Chicago.  The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York  as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Payments of principal, premium, if any, and interest in respect of this Note shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee’s Certificate of Authentication.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated: December 17, 2012

SIMON PROPERTY GROUP, L.P.,
as Issuer

	By:	SIMON PROPERTY GROUP, INC.
its sole General Partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

SIMON PROPERTY GROUP, L.P.

1.500% Note due 2018

This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the “Securities”), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Twenty-Eighth Supplemental Indenture, dated as of December 17, 2012, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto.  This Security is one of a series designated as the Simon Property Group, L.P. 1.500% Notes due 2018, limited in aggregate principal amount to $750,000,000 (the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared, and in certain cases shall automatically be, accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes.  If the Notes are redeemed on or after November 1, 2017, the redemption price shall not include the Make-Whole Amount.  Notice of any optional redemption shall be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption.  The notice of redemption shall specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities.  The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities.  Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal of, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc. or such partner’s assets or against any principal, shareholder, officer, director, trustee or employee of such partner.  It is expressly understood that the sole remedies under the Securities and the Indenture, or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

This Note is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the

Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and the Twenty-Eighth Supplemental Indenture referred to herein.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

UNIF GIFT MIN ACT —             Custodian       (Cust)

(minor) under Uniform Gifts to Minors Act                                (State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint                                                Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A GLOBAL NOTE
TO REGULATION S GLOBAL NOTE
PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration

Re:  Simon Property Group, L.P.
$[   ]  1.500% Notes due 2018 (the “Notes”)

Reference is hereby made to the Indenture, dated as of November 26, 1996 (the “Original Indenture”), among Simon Property Group, L.P. (then known as Simon Debartolo Group, L.P.) (the “Operating Partnership”), Simon Property Group, L.P., a Delaware limited partnership (which, effective December 31, 1997, was merged into the Operating Partnership) and The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by a twenty-eighth supplemental indenture to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 828807 CM7/ISIN No. US828807CM76) held through DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer or its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U82731 AT4/ISIN No. USU82731AT46/Common Code [   ]) to be held by [[Euroclear] [Clearstream]] through DTC.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in such Notes and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S, and accordingly the Transferor does hereby certify that:

(1) the offer of such Notes was not made to a person in the United States;

(2) either:  (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through the facilities or a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

C-1

(4) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate then the requirements of Rule 904(c)(1) of Regulation S have been satisfied;

(5) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person;

(6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7) upon completion of the transaction, the beneficial interest being exchanged or transferred as described above is to be held with DTC through Euroclear or Clearstream or both.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Operating Partnership and the initial purchasers of the Notes being exchanged or transferred.

[TRANSFEROR]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF THE RESTRICTED PERIOD

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration

                              Re: Simon Property Group, L.P.
                              $[   ]  1.500% Notes due 2018 (the “Notes”)

Reference is hereby made to the Indenture, dated as of November 26, 1996 (the “Original Indenture”), among Simon Property Group, L.P. (then known as Simon Debartolo Group, L.P.) (the “Operating Partnership”), Simon Property Group, L.P., a Delaware limited partnership (which, effective December 31, 1997, was merged into the Operating Partnership) and The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by a twenty-eighth supplemental indenture to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 828807 CM7/ISIN No. US828807CM76) held through DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer or its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U82731 AT4/ISIN No. USU82731AT46/Common Code [  ]) to be held by [[Euroclear] [Clearstream] (ISIN Code [  ]) (Common Code [  ]) through] DTC.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with either (1) Regulation S or (2) Rule 144 under the Securities Act, and accordingly the Transferor does hereby certify that:

(i) with respect to transfers made in reliance on Regulation S after the expiration of the Restricted Period (including any such transfers made after the Resale Restriction Termination Date):

(A)                               the offer of such Notes was not made to a person in the United States;

(B)                               either (1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

D-1

(C)                               no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)                               the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(ii) with respect to transfers made after the Resale Restriction Termination Date: such Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Operating Partnership and the initial purchasers of such Notes being exchanged or transferred.

[TRANSFEROR]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE PRIOR TO THE
EXPIRATION OF THE RESTRICTED PERIOD

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration

Re: Simon Property Group, L.P.

$[   ]  1.500% Notes due 2018 (the “Notes”)

Reference is hereby made to the Indenture, dated as of November 26, 1996 (the “Original Indenture”), among Simon Property Group, L.P. (then known as Simon Debartolo Group, L.P.) (the “Operating Partnership”), Simon Property Group, L.P., a Delaware limited partnership (which, effective December 31, 1997, was merged into the Operating Partnership) and The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by a twenty-eighth supplemental indenture to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in a Regulation S Global Note (CUSIP No. U82731 AT4/ISIN No. USU82731AT46/Common Code [   ]) held through DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer or its interest in the Notes for an interest in a Rule 144A Global Note (CUSIP No. 828807 CM7/ISIN No. US828807CM76).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of the any state of the United States or any other jurisdiction.  The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Operating Partnership and the initial purchasers of the Notes being transferred.

E-1

[TRANSFEROR]

By:
Name:
Title:

Dated:

E-2

EXHIBIT F

FORM OF LP GUARANTEE

THIS GUARANTY OF COLLECTION is made as of                          , 2012 (this “Agreement”) by                                         , a                                        (the “Guarantor”), to and for the benefit of holders of the Notes (as hereinafter defined), and any of their respective successors and assigns with respect to the obligations of Simon Property Group, L.P., a Delaware limited partnership (the “Issuer”), in respect of the Notes, and is acknowledged by The Bank of New York Mellon Trust Company, N.A., as successor to The Chase Manhattan Bank (the “Trustee”) on behalf of the holders, from time to time, of the Notes (the “Noteholders”).

RECITALS:

WHEREAS, the Guarantor, either directly or indirectly, owns a limited partnership interest in the Issuer;

WHEREAS, pursuant to the Indenture dated as of November 26, 1996 between the Issuer and the Trustee (the “Base Indenture”) as supplemented as of December 17, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), the Issuer will issue and sell its 1.500% notes due 2018 in the aggregate principal amount of Seven Hundred Fifty Million Dollars ($750,000,000) (the “Notes”);

WHEREAS, the Guarantor and other persons have guaranteed the collection of certain loans (the “Guaranteed Loans”) outstanding under the Issuer’s senior unsecured credit facility (the “Credit Facility”);

WHEREAS, the Issuer intends to apply a portion of the proceeds of the Notes to repay the Guaranteed Loans; and

WHEREAS, the Guarantor is prepared to provide a guarantee of collection of a portion of the Issuer’s obligations under the Notes by entering into this Agreement.

NOW, THEREFORE, as an inducement to potential purchasers to purchase the Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.                                      Guaranty.  Subject to the terms and conditions set forth in this Agreement, for the sole benefit of the Noteholders, the Guarantor hereby irrevocably, unconditionally, absolutely and directly agrees to guarantee the collection of the principal amount of the Notes, together with unpaid interest and premium, if any, in each case to the extent provided for in the Notes and the Indenture (the “Guaranteed Obligations”), up to the maximum amount specified in Section 3; provided, however, that the Guarantor shall have no obligation to make a payment hereunder with respect to any other costs, fees, expenses, penalties, charges or similar items payable by the Issuer or any other person or entity (a “Person”) that has guaranteed or hereafter guarantees or assumes any obligation in respect of any of the Notes other than the Guarantor.

2.                                      Guaranty of Collection and Not of Payment.  Notwithstanding any other provision of this Agreement, this Agreement is a guaranty of collection and not of payment, and the Guarantor shall not be obligated to make any payment hereunder until each of the following is true: (a) the Issuer shall have failed to make a payment due in respect of such Guaranteed Obligations and the maturity date of the Notes shall have been accelerated, (b) the Trustee and the Noteholders shall have exhausted all Noteholder Remedies (as defined below), and (c) the Noteholders shall have failed to collect the full amount of the Guaranteed Obligations.  The term “Noteholder Remedies” shall mean all rights and remedies at law and in equity that the Trustee or the Noteholders may have against the Issuer, any of the Issuer’s subsidiaries and Affiliates (collectively, the “Simon Parties”), or any other Person that has provided credit support in respect of the  Guaranteed Obligations (other than any other Person who has provided a guaranty with substantially similar terms to the guaranty described in this agreement), under the Notes and the Indenture or otherwise to collect, or obtain payment of, the Guaranteed Obligations, including, without limitation, foreclosure or similar proceedings, litigation and collection on all applicable insurance policies.

3.                                      Cap.  Notwithstanding any other term or condition of this Agreement it is agreed that Guarantor’s maximum liability under this Agreement shall not exceed the sum of (a) the difference between (x) $                                 plus any amounts to be received directly or indirectly by the Guarantor pursuant to Sections 2.3(e)(i) and 2.6(b) of the Contribution Agreement (as defined below), minus (y) the sum of (i) any payments of principal made by or on behalf of the Issuer or any other Simon Party in respect of the Notes following an event of default as defined in the Notes or the Indenture, plus (ii) any amount of cash proceeds collected or otherwise realized (including by way of set off) by or on behalf of the Trustee or the Noteholders, pursuant to, or in connection with, the Notes, including, but not limited to, any cash proceeds collected or realized from the exercise of any Noteholder Remedies (but excluding any cash payments of principal (to the extent such payment is already included in clause (i) above), premium or interest (it being understood that the paid premium or interest shall not be deemed to be unpaid for purposes of clause (b) below) received from the Issuer and any amount received as a reimbursement of expenses, indemnification payment or fees), plus (iii) the amount of principal or accrued and unpaid interest or accrued and unpaid premium otherwise owing by the Simon Parties which is affirmatively discharged, forgiven or otherwise compromised by the Trustee or the Noteholders, plus (b) any unpaid premium on, or unpaid interest on the amount described in clause (a)(x) above calculated in accordance with the provisions of the Notes and the Indenture.  For purposes of this Agreement, the Notes will be deemed to be outstanding until all Notes under the Indenture have been redeemed or repaid in full.  The term “Contribution Agreement” shall mean                                       .

4.                                      Notice.  As a condition to the enforcement of this Agreement, the Guarantor shall have received written notice of any failure by the Issuer to pay any Guaranteed Obligations.  Except for the notice required under the preceding sentence, the Guarantor hereby waives notice of acceptance of this Agreement, demand of payment, presentment of this or any instrument, notice of dishonor, protest and notice of protest, or other action taken in reliance hereon and all other demands and notices of any description in connection with this Agreement.  Subject to the last sentence of Section 2, the Guarantor further waives and forgoes all defenses which may be available by virtue of any valuation, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets, and all suretyship defenses generally.

5.                                      Absolute Obligation. Subject to the provisions of Sections 1, 2, 3 and 4, the obligations of the Guarantor hereunder shall be absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any setoff, counterclaim, deduction, diminution, abatement, suspension, reduction, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations.  Without limiting the generality of the foregoing, subject to the provisions of Sections 1, 2, 3 and 4, the obligations of the Guarantor hereunder shall not be released, discharged, impaired or otherwise affected by any circumstance or condition whatsoever (whether or not the Issuer, any other Simon Party, the Guarantor, the Trustee or any Noteholder has knowledge thereof) which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full of all of the Guaranteed Obligations), including, without limitation:

(a)                                 any amendment, modification, addition, deletion or supplement to or other change to any of the terms of the Notes, or any assignment or transfer of any thereof, or any furnishing, acceptance, surrender, substitution, modification or release of any security for, or guaranty of, the Guaranteed Obligations;

(b)                                 any failure, omission or delay on the part of the Issuer or any other Simon Party to comply with any term of any of the Notes or the Indenture;

(c)                                  any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Notes or any of them or any delay on the part of the Trustee or the Noteholders to enforce, assert or exercise any right, power or remedy conferred on the Trustee or the Noteholders in the Notes or the Indenture;

(d)                                 any extension of the time for payment of the principal of or premium (if any) or interest on any of the Guaranteed Obligations, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Notes or the Indenture;

(e)                                  to the extent permitted by applicable law, any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, arrangement, adjustment, readjustment, composition, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Issuer, any other Simon Party or the Guarantor or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding (including, without limitation, any automatic stay incident to any such proceeding);

(f)                                   any limitation, invalidity, irregularity or unenforceability, in whole or in part, limiting the liability or obligation of the Issuer or any other Simon Party or any security therefor or guarantee thereof or the Trustee’s or the Noteholders’ recourse to any such security or limiting the Trustee’s or the Noteholders’ right to a deficiency judgment against the Issuer, any other Simon Party, the Guarantor or any other Person; and

(g)                                  any other act, omission, occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge (including the release or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Issuer, any other Simon Party, the Guarantor or any other Person, whether or not the Issuer, any other Simon Party, the Guarantor, the Trustee or any Noteholder shall have notice or knowledge of the foregoing).

6.                                      Subrogation.  To the extent that the Guarantor shall have made any payments under this Agreement, the Guarantor shall be subrogated to, and shall acquire, all rights of the Noteholders against the Simon Parties with respect to such payments, including without limitation, (a) all rights of subrogation, reimbursement, exoneration, contribution or indemnification, and (b) all rights to participate in any claim or remedy of any Noteholder against any Simon Party, in each case, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Simon Parties, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that the Guarantor shall not exercise any right of subrogation, contribution, indemnity or reimbursement or any other rights it may have now or hereafter have, and any and all rights of recourse to any Simon Party or any of its assets with respect to any payment it makes under this Agreement until all of the obligations under the Notes and the Indenture (other than contingent indemnification obligations not yet asserted by the Person entitled thereto) shall have been indefeasibly paid, performed or discharged in full in cash.  If any amount is paid to the Guarantor in violation of the foregoing limitation, then such amount shall be held in trust for the benefit of the Trustee and the Noteholders and shall forthwith be paid to the Trustee (for the benefit of the Noteholders) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.  Notwithstanding any other provision of this Agreement or applicable law, the Guarantor shall not have, with respect to any payments made by the Guarantor under this Agreement, any right of subrogation, contribution, indemnity, reimbursement or other right whatsoever, whether by contract at law, in equity or otherwise, against, and shall have no recourse whatsoever to, any Simon Party other than the Issuer and its Subsidiaries; provided, that, (x) nothing in this sentence shall provide the Guarantor with greater rights or recourse with respect to the Issuer or any other Simon Party than the Guarantor would otherwise have under applicable law, and (y) all such rights and recourse shall subject in all respects to the other provisions of this Section 6.  For the avoidance of doubt, this Agreement shall not limit the ability of the Guarantor or its subsidiaries to ask for, sue, demand, receive and retain payments and other consideration from the Issuer or any other Simon Party in respect of obligations of such Persons to the Guarantor and/or its subsidiaries which do not arise under this Agreement.

7.                                      Continuity of Guaranteed Obligations; Bankruptcy or Insolvency.  If all or any part of any payment applied to any Guaranteed Obligation is or must be recovered, rescinded or returned to the Issuer, the Guarantor or any other Person (other than the Trustee and the Noteholders) for any reason whatsoever (including, without limitation, bankruptcy or insolvency of any party), such Guaranteed Obligation shall be deemed to have continued in existence and this Agreement shall continue in effect as to such Guaranteed Obligation, all as though such payment had not been made. For the avoidance of doubt, the bankruptcy, insolvency, or dissolution of, or the commencement of any case or proceeding under any bankruptcy, insolvency, or similar law in respect of, the Issuer or any other Simon Party shall not require the Guarantor to make any payment under this Agreement until all of the conditions in Section 2 and Section 4 have been satisfied (including, without limitation, the exhaustion of all Noteholder Remedies).

8.                                      No Waiver.  No delay or omission on the part of the Trustee or any Noteholder in exercising any rights hereunder shall operate as a waiver of such rights or any other rights, and no waiver of any right on any one occasion shall result in a waiver of such right on any future occasion or of any other rights; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

9.                                      Representations and Warranties.  The Guarantor represents and warrants that (a) it is [a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) the execution, delivery and performance by the Guarantor of this Agreement, and the consummation of the transactions contemplated hereby, are within its powers and have been duly authorized by all necessary action; (c)] this Agreement has been duly executed and delivered by the Guarantor, and constitutes the Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms; (d) the making and performance of this Agreement does not and will not violate the provisions of any applicable law, regulation or order applicable to or binding on the Guarantor, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which the Guarantor is a party or by which the Guarantor or any of its property may be bound or affected; (e) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority or regulatory body or other third party for the execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and are in full force and effect; and (f) by virtue of the Guarantor’s relationship with the Issuer, the execution, delivery and performance of this Agreement is for the direct benefit of the Guarantor and the Guarantor has received adequate consideration for this Agreement.

10.                               Enforcement Expenses.  The Guarantor hereby agrees to pay all out-of-pocket costs and expenses of the Trustee and, to the extent a Noteholder is permitted under the Notes and the Indenture to enforce directly any remedies with respect thereto, each Noteholder in connection with the enforcement of this Agreement (including, without limitation, the reasonable fees and disbursements of counsel employed by the Trustee or any such Noteholders); provided that no payment shall be due and owing under this Section 10 during the pendency of any good faith dispute between the Guarantor and the Trustee or the Noteholders regarding the enforcement of this Agreement against the Guarantor and such payment shall be due only if (A) Guarantor agrees to make such payment or (B) a court of competent jurisdiction has determined pursuant to a final non-appealable order that this Agreement may be enforced against the Guarantor.

11.                               Fraudulent Conveyance.  Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, the Guarantor’s guarantee of the Guaranteed Obligations hereunder and any liens and security interests securing the Guarantor’s obligations under this Agreement, not constitute a Fraudulent Conveyance (as defined below).  Consequently, Guarantor agrees that if this Agreement, the Guarantor’s guarantee of the Guaranteed Obligations hereunder or any liens or security interests securing the Guarantor’s obligations under this Agreement, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement, such guarantee and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Agreement, such guarantee or such lien or security interest to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes of this Section 11, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code (as defined in the Indenture) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

12.                               Exculpation of Noteholders; Exercise of Duties by Trustee.

(a)                                 The Guarantor acknowledges and agrees, on behalf of itself and each of its Affiliates, that none of the Trustee or the Noteholders or any of their respective Affiliates, successors or assigns, or any officer, director, partner, trustee, equity holder, agent, employee, attorney, attorney-in-fact, advisor or controlling Person of any of the foregoing (collectively, the “Noteholder Parties”) shall have any duty (including any fiduciary duty or any other express or implied duty), liability, obligation or responsibility whatsoever to the Guarantor or any of its Affiliates arising from, in connection with or relating to (i) the Notes and the refinancing of the Guaranteed Loans (the “Refinancing”), or (ii) any of the transactions contemplated by this Agreement, the Notes, the Indenture or any agreement, instrument certificate or instrument referred to in such documents, including, without limitation, any actual or alleged breach, misrepresentation or failure to perform any of their respective duties or obligations or under any agreement, certificate or instrument related thereto (clauses (i) and (ii), collectively, the “Refinancing Matters”).  No Noteholder Party shall be liable to the Guarantor or any of its Affiliates for any action taken or not taken by such Noteholder Party in connection with any of the Refinancing Matters; provided, that, for the avoidance of doubt, the foregoing sentence shall not, in and of itself, operate as a waiver of defenses by the Guarantor to enforcement of this Agreement. The Guarantor hereby waives, releases and forever discharges each of the Noteholder Parties from any and all actions, causes of action, suits, debts, losses, costs, controversies, damages, liabilities, judgments, claims and demands whatsoever, in law or equity or otherwise, whether known or unknown (collectively, “Claims”) directly or indirectly arising out of or relating to any of the Refinancing Matters, that the Guarantor or any of its Affiliates ever had, now has or hereafter can, shall or may have against any of the Noteholder Parties, except to the extent arising as a result of a demand for payment hereunder prior to the conditions in Section 2 and Section 4 being satisfied.  Furthermore, the Guarantor covenants not to sue any Noteholder Party in connection with or assert, and agrees to cause his Affiliates not to sue any Noteholder Party in connection with or assert, any Claims which they or any other party now or may hereafter have in connection with any Refinancing Matter, except to the extent arising as a result of a demand for payment hereunder prior to the conditions in Section 2 and Section 4 being satisfied. Each of the Noteholder Parties shall be an intended third party beneficiary of this Section 12 and may enforce the terms of this Section 12 as if such Noteholder Party were a direct party to this Agreement.

(b)                                 In exercising any duties or taking any action under this Agreement, the Trustee shall be provided with the same rights, benefits, protections, indemnities and immunities afforded to it under the Indenture; provided, however, that such rights, benefits, protections, indemnities and immunities shall be provided by or at the expense of the Issuer and not the Guarantor.

13.                               Miscellaneous.

(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

(b)                                 The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Trustee hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in any such New York State court or, to the extent permitted by law, in such federal court.  The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party (other than the Guarantor) may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.  The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court.  The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  This Agreement shall inure to the benefit of and be binding upon the Guarantor and its successors and assigns and the Trustee, the Noteholders and their respective successors and assigns.

(d)                                 This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties related thereto.

(e)                                  [Guarantor was a party to a certain Guaranty of Collection dated October 5, 2011 (the “2011 Guaranty”) with respect to loans made to the Issuer pursuant to the terms and conditions of a credit facility dated October 5, 2009 (the “Credit Agreement”), the collection of which was guaranteed by Guarantor upon and subject to the terms and conditions of the 2011 Guaranty.  As of this date, the loans that have been guaranteed by the 2011 Guaranty are being refinanced by a portion of the proceeds of the sale of the Notes.  The parties agree that this Agreement replaces in its entirety the 2011 Guaranty, and that upon the execution and delivery of this Agreement, the 2011 Guaranty shall be of no further force or effect.]

(f)                                   Each reference herein to the Guarantor shall be deemed to include the successors and assigns of the Guarantor, all of whom shall be bound by the provisions of this Agreement; provided, however, that the Guarantor shall not assign or transfer this Agreement or the Guarantor’s obligations and liabilities under this Agreement, in whole or in part, to any other Person (and any attempted assignment or transfer by Guarantor shall be null and void), except that the Guarantor shall assign this Agreement to any Person who acquires all or substantially all of the assets of Guarantor. Each reference herein to the Noteholders shall be deemed to include the successors and assigns of the Noteholders under the Indenture; it being understood that this Agreement shall not be for the benefit of, or be assigned to, any refinancing or refunding source with respect to the Guaranteed Obligations (it being acknowledged that an amendment, restatement, waiver or other modification of the terms of the Notes or the Indenture shall not constitute a refinancing or refunding for purposes of this provision) without the prior written consent of the Guarantor, provided, that in no event shall the foregoing prevent or restrict any Noteholder from selling, making an assignment, pledging or granting a security interest in or otherwise transferring all or any portion of its Notes (and its corresponding interest in the guarantee provided for hereunder) or impair any Noteholder’s rights under this Agreement as a result of any such sale, assignment, pledge, security interest or transfer made in accordance with such provisions.

(g)                                  This Agreement is for the benefit only of the Trustee and the Noteholders, shall be enforceable by the Trustee (and, to the extent permitted by the Notes and the Indenture, the Noteholders) alone, is not intended to confer upon any third party any rights or remedies hereunder, and shall not be construed as for the benefit of any third party; provided, however, that (i) the Trustee shall be permitted, in its sole discretion, to pay or to direct the Guarantor to pay any and all amounts payable pursuant to this Agreement to any Noteholder or any third party, and (ii) each of the Noteholders may enforce the provisions of Section 12 of this Agreement.

(h)                                 EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF AND THEREOF. THE PARTIES AGREE THAT ANY SUCH ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

14.                               Miscellaneous.

(a)                                 This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of the parties hereto.

(b)                                 All notices and other communications hereunder will be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express or facsimile (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whim it is given, in each case, at such party’s address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or like transmission (with confirmation of receipt), on the next business day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail:

If to the Guarantor:

Attn:
Facsimile:

with a copy to:

Attn:
Facsimile:

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
Corporate Trust — 2 N. LaSalle Street, Suite 1020
Chicago, IL 60602
Attn:                    Corporate Trust Administration
Facsimile:                                         (312) 827-8542

(c)                                  If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall to any extent be held invalid or unenforceable in any jurisdiction, then (i) as to such jurisdiction, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which such term or provision is held invalid or unenforceable in such jurisdiction, shall not be affected thereby, (ii) the court making such determination shall have the power to reduce the scope, duration, area or applicability of such provision, to delete specific words or phrases, or to replace any invalid or unenforceable provision with a provision that is valid and enforceable and comes closest to expressing the intention of the invalid or unenforceable provision, and (iii) each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)                                 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 14(d), provided that receipt of copies of such counterparts is confirmed.

[The next page is the signature page]

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the date first above written.

By:
Name:
Title:

ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: